Exhibit 99.1

CORRECTING AND REPLACING LifeLock Announces 2013 Second Quarter Results

Record quarterly revenue of $89.5 million, up 32% year-over-year

Q2 cumulative ending members of approximately 2.8 million, up 21% year-over-year

Q2 monthly average revenue per member of $10.18, up 11% year-over-year

TEMPE, AZ (July 31, 2013) – LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 Financial Highlights:

•

Revenue: Total revenue was $89.5 million for the second quarter of 2013, up 32% from $67.9 million for the second quarter of 2012. Consumer revenue was $82.6 million for the second quarter of 2013, up 34% from $61.6 million for the second quarter of 2012. Enterprise revenue was $6.9 million for the second quarter of 2013, up 11% from $6.3 million for the second quarter of 2012.

•

Net Income (Loss): Net loss was $2.1 million for the second quarter of 2013, compared to net loss of $6.9 million for the second quarter of 2012. Net loss per diluted share was $0.02 for the second quarter of 2013 based on 87.5 million weighted-average shares outstanding, compared with net loss per diluted share of $0.59 for the second quarter of 2012 based on 19.5 million weighted-average shares outstanding.

•

Adjusted Net Income: Adjusted net income was $3.4 million for the second quarter of 2013, down from $3.7 million for the second quarter of 2012. Adjusted net income per diluted share was $0.04 for the second quarter of 2013 based on 94.9 million weighted-average shares outstanding, compared with $0.05 per diluted share for the second quarter of 2012 based on 69.8 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $4.6 million for the second quarter of 2013, compared with $6.1 million for the second quarter of 2012.

•

Cash Flow: Cash flow from operations was $20.8 million for the second quarter of 2013, leading to free cash flow of $18.4 million after taking into consideration $2.4 million of capital expenditures. This compares with cash flow from operations of $13.3 million and free cash flow of $11.6 million, after taking into consideration $1.7 million of capital expenditures, for the second quarter of 2012.

•	Balance Sheet: Cash and cash equivalents at the end of the second quarter of 2013 was $169.4 million, up from $134.2 million at the end of the fourth quarter of 2012.

“The combination of our market leading brand and superior service offering drove our results once again this quarter,” said Todd Davis, LifeLock’s Chairman and CEO. “Our LifeLock Ultimate service led the way, with a record number and percentage of new customers adopting our premium offering. The unique and proprietary nature of our technology continues to stand out against our more traditional competitors and our targeted marketing investments are paying off. We were very pleased to have both exceeded our prior guidance and increased our 2013 outlook.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2013 & Recent Business Highlights:

•	Recorded the 33rd consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Added approximately 230,000 gross new members in the second quarter of 2013 and ended the quarter with approximately 2.8 million members.

•	Achieved a retention rate of 87.4% for the second quarter of 2013, compared with 85.4% for the second quarter of 2012.

•	Increased monthly average revenue per member to $10.18 for the second quarter of 2013 from $9.14 for the second quarter of 2012.

•	Hired Seth Greenberg as Chief Marketing Officer.

•	Appointed Dr. Stephen Coggeshall as Chief Analytics and Science Officer of ID Analytics and LifeLock.

•	Clarissa Cerda, LifeLock’s Executive Vice President, Chief Legal Officer, and Secretary, joined the New York Stock Exchange’s Governance Council.

Guidance:

As of July 31, 2013, we are initiating guidance for our third quarter of 2013 as well as updating our guidance for the full year 2013.

•

Third Quarter 2013 Guidance: Total revenue is expected to be in the range of $92.0 million to $94.0 million. Adjusted net income per share is expected to be in the range of $0.09 to $0.10 based on approximately 96 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $10 million to $11 million.

•

Full Year 2013 Guidance: Total revenue is expected to be in the range of $360.0 million to $365.0 million. Adjusted net income per share is expected to be in the range of $0.33 to $0.36 based on approximately 96 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $39.0 million to $42.0 million. Free cash flow is expected to be in the range of $48.0 million to $53.0 million.

Conference Call Details:

•	What: LifeLock second quarter 2013 financial results.

•	When: Wednesday, July 31, 2013 at 2PM PT (5PM ET).

•

Dial in: To access the call in the United States, please dial (866) 515-2914, and for international callers dial (617) 399-5128. Callers may provide confirmation number 84617316 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

•

Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (888) 286-8010, and for international callers dial (617) 801-6888 and enter access code 76397931.

About LifeLock

LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and identity risk assessment and fraud protection services for enterprises. Since 2005, LifeLock has been relentlessly protecting identities by providing consumers with the tools and confidence they need to help protect themselves from identity theft. In October 2012, Javelin Strategy & Research named LifeLock Ultimate™ a “Best in Class Overall” identity theft protection solution and also named it “Best in Detection”. In March 2012, LifeLock further demonstrated its commitment to combating identity fraud with the purchase of ID Analytics, Inc., a leader in enterprise identity risk management that provides visibility into identity risk and credit worthiness. ID Analytics, Inc. currently operates as a wholly owned subsidiary of LifeLock, Inc.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding our brand and service offering, the success of our LifeLock Ultimate service, our technology, our competition, our target marketing investments, our outlook for 2013, and our expected total revenue, adjusted net income per share, adjusted EBITDA, and free cash flow for the third quarter of 2013 and for fiscal year 2013. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to achieve or maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to maintain access to data sources; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; the effects of laws, regulations, and enforcement; the outcome of any litigation or regulatory proceeding; our ability to protect our intellectual property and not infringe on the intellectual property of others; and other “Risk Factors” set forth in our most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in the filings we make with the SEC from time to time, including our Form 10-K for the year ended December 31, 2012, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting our Investor Relations website at http://investor.lifelock.com/ or the SEC’s website at www.sec.gov.

We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including adjusted net income, adjusted net income per share, adjusted EBITDA, and free cash flow. We define adjusted net income as net income (loss) excluding amortization of acquired intangible assets, change in fair value of warrant liabilities, change in fair value of embedded derivatives, share-based compensation, and income tax benefits resulting from the acquisition of ID Analytics. We define adjusted net income per share as adjusted net income per share of stock assuming all preferred stock converted into common stock at the later of the start of the period or the date of issuance and excluding the impact of warrants to purchase Series E and Series E-2 preferred stock. We define adjusted EBITDA as net income (loss) excluding depreciation and amortization, interest expense, interest income, change in fair value of warrant liabilities, change in fair value of embedded derivative, other income (expense), income taxes, and share-based compensation. We define free cash flow as net cash provided by (used in) operating activities less net cash used in investing activities for acquisitions of property and equipment.

We have included adjusted net income, adjusted net income per share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.

We have included free cash flow in this press release because it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although adjusted net income, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled adjusted net income per share guidance to net income per share guidance or adjusted EBITDA guidance to net income guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense or amortization of intangible assets, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Media Contact:

Media@lifelock.com

480-457-2032

Investor Relations Contact:

Greg Kleiner

ICR for LifeLock

Investor.relations@lifelock.com

480-457-5000

LifeLock, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue
Consumer revenue	$82,574	$61,616	$157,667	$118,324
Enterprise revenue	6,946	6,267	13,947	7,171

Total revenue	89,520	67,883	171,614	125,495
Cost of services	25,227	19,125	49,031	37,965

Gross profit	64,293	48,758	122,583	87,530
Costs and expenses:
Sales and marketing	43,248	31,167	85,041	61,505
Technology and development	10,370	7,644	19,394	12,993
General and administrative	10,900	6,602	20,323	9,537
Amortization of acquired intangible assets	1,966	1,966	3,932	2,325

Total costs and expenses	66,484	47,379	128,690	86,360

Income (loss) from operations	(2,191)	1,379	(6,107)	1,170
Other income (expense):
Interest expense	(79)	(935)	(146)	(1,285)
Interest income	26	1	46	2
Change in fair value of warrant liabilities	—	(7,836)	—	(2,941)
Change in fair value of embedded derivative	—	714	—	714
Other	—	—	(4)	(2)

Total other income (expense)	(53)	(8,056)	(104)	(3,512)

Income (loss) before provision for income taxes	(2,244)	(6,677)	(6,211)	(2,342)
Income tax expense (benefit)	(179)	221	(29)	(13,897)

Net income (loss)	(2,065)	(6,898)	(6,182)	11,555
Accretion of convertible redeemable preferred stock	—	(4,018)	—	(4,752)
Net income allocable to convertible redeemable preferred stockholders	—	—	—	(4,517)

Net income available (loss attributable) to common stockholders	$(2,065)	$(10,916)	$(6,182)	$2,286

Net income available (loss attributable) per share to common stockholders:
Basic	$(0.02)	$(0.56)	$(0.07)	$0.12
Diluted	$(0.02)	$(0.59)	$(0.07)	$0.10
Weighted-average common shares outstanding:
Basic	87,533	19,476	87,089	19,453
Diluted	87,533	19,476	87,089	52,212

LifeLock, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$169,444	$134,197
Trade and other receivables, net	10,953	7,560
Prepaid expenses and other current assets	6,435	5,753

Total current assets	186,832	147,510
Property and equipment, net	11,155	9,701
Goodwill	129,428	129,428
Intangible assets, net	47,310	51,242
Other non-current assets	1,707	1,707

Total assets	$376,432	$339,588

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,251	$1,151
Accrued expenses and other liabilities	29,680	27,329
Deferred revenue	115,965	90,877

Total current liabilities	146,896	119,357
Other non-current liabilities	2,673	265

Total liabilities	149,569	119,622
Commitments and contingencies
Stockholders’ equity:
Common stock	89	87
Additional paid-in capital	452,959	439,883
Accumulated deficit	(226,185)	(220,004)

Total stockholders’ equity	226,863	219,966

Total liabilities and stockholders’ equity	$376,432	$339,588

LifeLock, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012
Operating activities
Net income (loss)	$(6,182)	$11,555
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,360	4,403
Share-based compensation	6,261	2,363
Provision for (recovery of) doubtful accounts	95	(10)
Change in fair value of warrant liabilities	—	2,941
Change in fair value of embedded derivative	—	(714)
Deferred income tax benefit	(212)	(14,310)
Other	4	2
Change in operating assets and liabilities:
Trade and other receivables	(3,244)	(3,293)
Prepaid expenses and other current assets	(470)	1,735
Other non-current assets	432	(1,154)
Accounts payable	(134)	2,373
Accrued expenses and other liabilities	3,179	(1,245)
Deferred revenue	25,089	18,965
Other non-current liabilities	2,408	(512)

Net cash provided by operating activities	33,586	23,099

Investing activities
Acquisition of ID Analytics, net of cash acquired	—	(157,430)
Acquisition of property and equipment	(3,652)	(2,080)

Net cash used in investing activities	(3,652)	(159,510)

Financing activities
Proceeds from:
Term loan	—	68,000
Issuance of convertible redeemable preferred stock, net of offering costs	—	102,167
Issuance of warrants	—	4,373
Stock option exercises	5,753	158
Payments for:
Term loan	—	(2,790)
Debt issuance costs	(440)	(1,511)

Net cash provided by financing activities	5,313	170,397

Net increase in cash and cash equivalents	35,247	33,986
Cash and cash equivalents at beginning of period	134,197	28,850

Cash and cash equivalents at end of period	$169,444	$62,836

Share-Based Compensation

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cost of services	$206	$182	$412	$251
Sales and marketing	386	283	719	413
Technology and development	824	490	1,339	710
General and administrative	2,121	604	3,791	989

Total share-based compensation expense	$3,537	$1,559	$6,261	$2,363

Key Financial and Operating Metrics

(in thousands except percentages and per member data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Consumer revenue	$82,574	$61,616	$157,667	$118,324
Enterprise revenue	6,946	6,267	13,947	7,171

Total revenue	$89,520	$67,883	$171,614	$125,495
Adjusted net income	$3,438	$3,749	$4,011	$4,160
Adjusted EBITDA	$4,635	$6,067	$6,514	$7,936
Free cash flow	$18,424	$11,552	$29,934	$21,019
Cumulative ending members	2,760	2,282	2,760	2,282
Gross new members	230	169	480	377
Member retention rate	87.4%	85.4%	87.4%	85.4%
Average cost of acquisition per member	$175	$172	$165	$157
Monthly average revenue per member	$10.18	$9.14	$10.00	$9.00
Enterprise transactions	48,325	55,710	106,808	105,479

Reconciliation of GAAP to Adjusted Results

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$64,293	$48,758	$122,583	$87,530
Share-based compensation	206	182	412	251

Adjusted gross profit	$64,499	$48,940	$122,995	$87,781

Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$43,248	$31,167	$85,041	$61,505
Share-based compensation	(386)	(283)	(719)	(413)

Adjusted sales and marketing expenses	$42,862	$30,884	$84,322	$61,092

Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses
Technology and development expenses	$10,370	$7,644	$19,394	$12,993
Share-based compensation	(824)	(490)	(1,339)	(710)

Adjusted technology and development expenses	$9,546	$7,154	$18,055	$12,283

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expense	$10,900	$6,602	$20,323	$9,537
Share-based compensation	(2,121)	(604)	(3,791)	(989)

Adjusted general and administrative expense	$8,779	$5,998	$16,532	$8,548

Reconciliation of Income (Loss) from Operations to Adjusted Income from Operations
Income (loss) from operations	$(2,191)	$1,379	$(6,107)	$1,170
Share-based compensation	3,537	1,559	6,261	2,363
Amortization of acquired intangible assets	1,966	1,966	3,932	2,325

Adjusted income from operations	$3,312	$4,904	$4,086	$5,858

Reconciliation of Net Income (Loss) to Adjusted Net Income
Net income (loss)	$(2,065)	$(6,898)	$(6,182)	$11,555
Amortization of acquired intangible assets	1,966	1,966	3,932	2,325
Change in fair value of warrant liabilities	—	7,836	—	2,941
Change in fair value of embedded derivative	—	(714)	—	(714)
Share-based compensation	3,537	1,559	6,261	2,363
Tax benefit from acquisition	—	—	—	(14,310)

Adjusted net income	$3,438	$3,749	$4,011	$4,160

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of Diluted Shares to Adjusted Diluted Shares
Diluted shares	87,533	19,476	87,089	52,212
Assumed preferred stock conversion	—	44,598	—	9,198
Dilutive securities excluded due to net loss available for distribution	7,341	3,507	7,633	2,065
Other dilutive equity awards excluded	—	2,256	—	—

Adjusted diluted shares	94,874	69,837	94,722	63,475

Reconciliation of Net Income (Loss) per Diluted Share to Adjusted Net Income per Diluted Share
Net income (loss) per diluted share	$(0.02)	$(0.59)	$(0.07)	$0.10
Net income attributable to participating securities	—	0.24	—	0.11
Adjustments to net income (loss)	0.06	0.55	0.12	(0.14)
Adjustments to diluted shares	—	(0.15)	(0.01)	(0.02)

Adjusted net income per diluted share	$0.04	$0.05	$0.04	$0.05

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(2,065)	$(6,898)	$(6,182)	$11,555
Depreciation and amortization	3,289	3,129	6,360	4,403
Interest expense	79	935	146	1,285
Interest income	(26)	(1)	(46)	(2)
Change in fair value of warrant liabilities	—	7,836	—	2,941
Change in fair value of embedded derivatives	—	(714)	—	(714)
Other	—	—	4	2
Income tax expense (benefit)	(179)	221	(29)	(13,897)
Share-based compensation	3,537	1,559	6,261	2,363

Adjusted EBITDA	$4,635	$6,067	$6,514	$7,936

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$20,791	$13,295	$33,586	$23,099
Acquisitions of property and equipment	(2,367)	(1,743)	(3,652)	(2,080)

Free cash flow	$18,424	$11,552	$29,934	$21,019